Execution Version

______________________________________________________________________________

STOCKHOLDERS’ AGREEMENT

Dated as of August 25, 2021

among

The Parking REIT, Inc.

and

The Investors Identified on the Signature Pages Hereto

_____________________________________________________________________________

Table of Contents

ARTICLE 1

CERTAIN DEFINITIONS

SECTION 1.01 Certain Definitions.	1

ARTICLE 2

CORPORATE GOVERNANCE

ARTICLE 3

VOTING OF SHARES

SECTION 3.01 Agreement with Respect to Voting of Common Stock.	11

ARTICLE 4

STANDSTILL, ACQUISITIONS

OF SECURITIES AND OTHER MATTERS

ARTICLE 5

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

ARTICLE 6

ADDITIONAL ACTIVITIES OF INVESTOR GROUP

SECTION 6.01 Additional Activities of Investor Group.	18

i

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

SECTION 7.01 Representations of the Company.	18
SECTION 7.02 Representations of the Members of the Investor Group.	19

ARTICLE 8

RESTRICTIVE COVENANTS

ARTICLE 9

MISCELLANEOUS

ii

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of August 25, 2021 among The Parking REIT, Inc., a Maryland corporation (the “Company”), and the Investors identified on the signature pages hereto (collectively, the “Investors”).

RECITALS

WHEREAS, the Company, Investors and other parties thereto have entered into the Equity Purchase and Contribution Agreement dated as of January 8, 2021 (the “Equity Purchase Agreement”);

WHEREAS, upon consummation of the transactions contemplated by the Equity Purchase Agreement, the Investors will acquire: (i) an aggregate of 1,549,324 shares (the “Shares”) of common stock, $0.0001 par value per share of the Company (the “Common Stock”) from the Advisor (as defined in the Equity Purchase Agreement ) (the “Advisor Shares”); (ii) 175,000 Shares from the Settlement Trust (as defined in the Equity Purchase Agreement) (the “Trust Shares”); (iii) up to 1,075,506 Shares or OP Units (as defined in the Equity Purchase Agreement) pursuant to the third party tender offer (the “Tender Offer”) contemplated by the Equity Purchase Agreement (the “Tender Offer Securities”); (iv) certain OP Units in MVP REIT II Operating Partnership L.P., a Maryland limited partnership (the “Operating Partnership”) (the “Acquired OP Units”); (v) up to 1,702,128 shares (subject to adjustment in accordance with their terms) of Common Stock pursuant to the warrant agreement issued by the Company to Color Up, LLC dated on or about the date hereof (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares” and such agreement, the “Warrant Agreement”); and (vi) OP Units pursuant to Section 1.9, Section 7.19 and Section 7.20 of the Equity Purchase Agreement (the “Additional OP Units”). The Acquired OP Units, the Advisor Shares, the Trust Shares, the Tender Offer Securities, the Warrants, the Warrant Shares and the Additional OP Units are collectively referred to herein as the “Purchased Securities”;

WHEREAS, the parties hereto wish to enter into this Agreement to set forth their agreement as to the matters set forth herein; and

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Investors and the Company under the Equity Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1 CERTAIN DEFINITIONS

SECTION 1.01                      Certain Definitions.

  As used in this Agreement, the following terms shall have the following respective meanings:

“affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

 “beneficial owner” (and the related terms “beneficially owned” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Bylaws” means the Bylaws of the Company, effective June 12, 2015, as they may hereafter be amended from time to time.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., (d) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the Laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the Laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Charter” means the charter of the Company.

“Closing” means the closing of the issuance, purchase and sale of the Purchased Securities contemplated by the Equity Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of August 7, 2020, between Bombe Ltd. and the Company.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit agreement or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

“Discriminatory Transaction”  means any corporate action that would (a) impose material limitations on the legal rights of any member of the Investor Group as a holder of a class of voting stock, including any action that would impose material restrictions that are based on the size of security holding, any business in which a security holder is engaged or any other considerations applicable to any member of the Investor Group and not to holders of the same class of voting stock generally, or (b) deny any material benefit to any member of the Investor Group proportionately as a holder of any class of voting stock that is made available to other holders of that same class of voting stock generally.

“Encumbrance” (including correlative terms such as “Encumber”) means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, hypothecation, violation, condition or restriction of any kind or other encumbrance of any kind.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, for any applicable measurement date, the closing price of the Common Stock on the primary market or quotation platform, as the case may be, on which the Common Stock may be traded or otherwise quoted or listed, or, as applicable, the last sale price at 4:00 p.m. New York Time.

“Fully Diluted Basis” means, in respect of the Common Stock or warrants to purchase shares of Common Stock, the method of calculating the number of shares of Common Stock outstanding on an applicable measurement date, pursuant to which the following shares shall be deemed to be outstanding:  (i) all shares of Common Stock outstanding on such measurement date; (ii) all shares of Common Stock issuable pursuant to any stock options of the Company or warrants outstanding at such time which are or may become exercisable (assuming all other conditions to or limitations on such exercise were satisfied) for shares of Common Stock at an exercise price at or below the then current Fair Market Value of the Common Stock; (iii) all shares of Common Stock that may be issuable upon conversion or exchange of the OP Units (excluding any OP Units owned by the Company and its subsidiaries).

“group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Independence Standards” means the standard of independence necessary for a director to qualify as an “Independent Director” as such term (or any replacement term) is used (i) under the rules and listing standards of the Trading Market, as may be amended from time to time and (ii) in the Charter.

“Independent Directors” means members of the Board who meet the Independence Standards.

“Investor Group” means the Investors and any Permitted Transferee of the Investors that has become a party to this Agreement in accordance with the provisions of Section 5.01(b) hereof; provided, however, that for the avoidance of doubt, “member of the Investor Group” does not mean a member or limited partner of any applicable limited liability company or partnership, as the case may be.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any member of the Investor Group, as the case may be (including any requirements under the Exchange Act).

“Liquidity Event” means an initial public offering and/or listing on a Trading Market of the Company’s Common Stock.

“Marketable Securities” means securities that are (a) (i) securities of or other interests in any person that are traded on a United States national securities exchange or (ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which Marketable Securities a nationally recognized securities firm has agreed to make a market, and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to the person receiving such Marketable Securities as consideration in a transaction pursuant to Section 4.03 hereof.

“New Securities” means any shares of stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including, without limitation, convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for stock of the Company; provided that the term “New Securities” does not include (i)  stock or rights, options or warrants to acquire capital stock of the Company issued to the employees, consultants, officers or directors of the Company, or which have been reserved for issuance, pursuant to employee stock option, stock purchase, stock bonus plan, or other similar compensation plan or arrangement approved by the Board, (ii) securities of the Company issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification or recapitalization of the Company, (iii) securities of the Company issued upon the exercise of warrants that are outstanding as of the date of this Agreement, (iv) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act, (v) securities of the Company issued pursuant to a bona fide underwritten public offering, (vi) the Warrant Shares, (vii) securities of the Company issued upon the redemption or conversion of shares of preferred stock of the Company that are outstanding as of the date of this Agreement and (viii) shares of Common Stock issued upon the redemption of OP Units in accordance with the partnership agreement of the Operating Partnership.

“Permitted Transferee” means, with respect to an Investor, (i) any controlled affiliate of such Investor, (ii) any member of Color Up, LLC and any affiliate of any such member, or (iii) any direct or indirect member or limited partner of such Investor of which the Investor serves as the general partner, managing member or discretionary manager or advisor.

 “person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act), trust, association, or entity or government, political subdivision, agency or instrumentality of government.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Related Agreements” means the Equity Purchase Agreement and the Registration Rights Agreement among the parties hereto.

“Representative” means, as to any person, such person’s affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and such person’s financing sources.

“Sale” means, in respect of any Common Stock, OP Units, or any other voting capital stock, any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sell” and “Sold” means to complete a Sale.

“subsidiary” or “subsidiaries” of any person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such person (either alone or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Substantial Portion” of any person means, as of any date of determination, more than 10% of the total consolidated assets of such person and its subsidiaries as of the end of its most recent fiscal quarter ending prior to the date of such determination.

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of the date hereof, by and between the Company and the Investors.

“Trading Market” means any of the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Trading Market Regulation” means the rules and regulations of the Trading Market on which the Common Stock is then listed or quoted; provided, however, if the Common Stock is not listed or quoted on a Trading Market on the date in question, the listing rules and regulations of the New York Stock Exchange shall constitute such Trading Market Regulation for the purposes hereof.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Change of Control Proposal	4.04
Common Stock	Recitals
Company	Preamble
Confidential Information	8.01(b)
Covered Securities	5.01(a)
Denver Property	6.01(a)
Equity Purchase Agreement	Recitals
Identified Person	6.01(a)
Independent Directors	2.01(a)
Investor Designated Director	2.01(a)
Investors	Preamble
Notice of Issuance	4.03(b)
Purchased Securities	Recitals
Shares	Recitals
Special Committee	4.04(b)
Subsidiary Board	2.01(f)
Tender Offer	Preamble
Warrant Agreement	Preamble
Warrant Shares	Preamble
Warrants	Preamble

Any other capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Equity Purchase Agreement.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01                      Composition of the Board

(a)        Immediately after the Closing, the Company shall increase the number of directors of the Board to seven directors and elect to the Board (i) five individual nominees designated by the Investor or the Investor Group (the “Investor Designated Directors”),and (ii) two directors, who shall be designated by the Board prior to the Closing who served as members of the Board immediately prior to Closing and who are individuals who comply with the Independence Standards (together with their successors elected in accordance with Section 2.02, the “Incumbent Directors”).  In the event that, immediately after the Closing, there are less than five Independent Directors, the vacancies shall be filled in the manner set forth in Section 2.02, except that the individual(s) selected shall be subject to the consent of the Investor Group, which consent shall not be unreasonably withheld.  The Investor Designated Directors and the Incumbent Directors shall serve in a manner consistent with the terms of the Charter and Bylaws.  Immediately after Closing:

(i)                 at all times, a majority of the members on the Board, and all Investor Designated Directors other than a maximum of two Investor Designated Directors who may serve as executive officers of the Company, shall satisfy the Independence Standards;

(ii) the membership of the Board must satisfy all applicable requirements of the Charter and Bylaws;

(iii) at least one member of the Board shall be an “audit committee financial expert” as defined under Regulation S-K Item 407(d)(5) under the Exchange Act; and

(iv)             no individual shall be permitted to serve as a director if the individual has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act, or Item 401(f) of Regulation S-K under the Exchange Act or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any company with securities registered under Section 12(b) or Section 12(g) of the Exchange Act.

(b)               From and after the Closing, the parties hereto shall use all reasonable efforts under applicable Law and Trading Market Regulations to cause there to be a number of Investor Designated Directors that represents a majority of the number of then-authorized directors of the Board.

(c)                At each stockholders’ meeting of the Company at which directors are to be elected, the Investor Group shall be entitled, any time prior to the mailing of the applicable proxy statement of the Company, to designate for nomination that number of Investor Designated Directors as set forth in Section 2.01(b) as members of the Board.  The Incumbent Directors to be nominated and elected at any such stockholders’ meeting shall be designated by a majority of the Incumbent Directors then in office.  The Company agrees, to the fullest extent permitted by applicable law, to include in the slate of nominees recommended by the Board (or the Nominating and Governance Committee of the Board) for election at any annual or special meeting of stockholders of the Company at which directors are to be elected to the Board (or consent in lieu of meeting) the applicable Investor Designated Directors and Incumbent Directors and to nominate, recommend and use its reasonable best efforts to solicit the vote of stockholders of the Company to elect to the Board such slate of directors (which efforts shall, to the fullest extent permitted by applicable law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that the stockholders of the Company vote in favor of the slate of directors, including the Investor Designated Directors and Incumbent Directors).  For any meeting (or consent in lieu of meeting) of the Company’s stockholders for the election of members of the Board, the Board (or the Nominating and Governance Committee thereof) shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Board.  Such nominees shall serve in a manner consistent with the terms of the Charter and Bylaws.

(d)                Members of the Board who are not Investor Designated Directors shall at all times satisfy the Independence Standards.

(e)                The Board shall take all necessary action, including, if necessary, amending the Bylaws, to provide that at every meeting of the Board, a majority of the directors then-serving shall constitute a quorum.

(f)                At any time after the Closing, upon the request of the Investor Group, the Company and the Board shall take all actions necessary so that the composition of the board of directors, general partner, managing member (or controlling committee thereof) or any other board or committee serving a similar function with respect to each of the Company’s wholly-owned subsidiaries (other than any special purpose or limited purpose entity to the extent required by law or its governing documents) (each a “Subsidiary Board”) and, except as may be otherwise provided in Section 2.03, each committee of each Subsidiary Board shall be proportionate to the composition requirements of the Board and of each committee thereof such that members of the Investor Group shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each Subsidiary Board and committee thereof as the members of the Investor Group have the right to designate to the Board and committees thereof.  The quorum and action requirements of each Subsidiary Board and of each committee of each Subsidiary Board shall, to the extent requested by the Investor Group, be the same as the quorum and action requirements of the Board and each committee thereof.

(g)               As of the date of this Agreement, the Investor has designated Manuel Chavez, Stephanie Hogue, Jeffrey Osher, Lorrence Kellar and Damon Jones as the initial Investor Designated Directors and the Board has designated Shawn Nelson and Danica Holley as the initial Incumbent Directors, and the Company has determined that such Investor Designated Directors and Incumbent Directors satisfy the requirements of this Section 2.01.

SECTION 2.02                      Vacancies. In the event of any vacancy for any reason in any Board seat reserved for Investor Designated Directors, the Investor Group shall have the sole right to designate a nominee to fill such vacancy and, solely with respect to any vacancy for a Board seat reserved for an Investor Designated Director who is required to satisfy the Independence Standards, so long as such nominee is (i) a member of the board of directors of a publicly-traded company, (ii) has substantial experience in the Company’s industry, or (iii) has comparable experience to the director whose vacancy is being filled, such designee will be promptly elected to the Board by the Board to serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies, and such new director, when elected, shall be an Investor Designated Director for purposes of this Agreement.  In the event of any vacancy for any reason in any Board seat reserved for Incumbent Directors, a majority vote of the Incumbent Directors then in office shall have the sole right to designate another nominee to fill such vacancy and, so long as he or she complies with the Independence Standards and is (i) a member of the board of directors of a publicly-traded company, (ii) has substantial experience in the Company’s industry, or (iii) has comparable experience to the director whose vacancy is being filled, such nominee will be promptly elected to the Board by the Board to serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies, and such new director, when elected, shall be an Incumbent Director for purposes of this Agreement.  The Board shall not seek the removal of an Investor Designated Director without the prior written consent of the Investor Group.

SECTION 2.03                      Committees.

(a)                At Closing, the Board shall have such committees as may be required by Law or Trading Market Regulation, and such other committees as the Board may from time to time establish.  Each such committee and the Board shall take all actions necessary so that each such committee shall be comprised of not less than three directors.  To the extent permitted by Trading Market Regulation, and subject to Section 2.03(b), Investor Designated Directors shall be appointed to each committee.  An Incumbent Director shall serve on each committee of the Board; provided further that the Incumbent Directors shall at all times comprise a majority of the members of the compensation committee.  All actions of each committee must be approved by at least one Investor Designated Director and one Incumbent Director serving on such committee.  Notwithstanding the foregoing, no Investor Designated Director, except for any disinterested Investor Designated Director that satisfies the Independence Standards, shall serve on any committee formed for the purpose of evaluating or negotiating any transaction with the Investor Group or any of its affiliates.

(b)               To the extent that no Investor Designated Director is permitted under Trading Market Regulations to serve on a particular committee of the Board, the Company and the Board shall take all necessary action to permit at least one Investor Designated Director to attend each meeting of such committee as a non‑voting observer, in each case to the extent permitted by Trading Market Regulation, and such observer shall be provided with such notice of the meeting and information regarding the meeting as is provided to members of such committee.  Notwithstanding the foregoing, no Investor Designated Director, except for any disinterested Investor Designated Director that satisfies the Independence Standards, shall be permitted to attend or observe any meeting of any committee formed for the purpose of evaluating or negotiating any transaction with the Investor Group or any of its affiliates.

(c)                The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Charter or Bylaws or any of the corresponding constituent documents of the Company’s wholly-owned subsidiaries contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the Investor Group hereunder.

SECTION 2.04                      Approval Required for Certain Actions. In addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or Trading Market Regulation, the prior approval of one of the Incumbent Directors and a majority of the Investor Designated Directors shall be required in order for the Board to validly approve and authorize any of the following:

(a)                the entry by the Company or any of its subsidiaries into any merger, conversion or consolidation or the acquisition (whether by merger, consolidation, purchase of assets or stock or otherwise) by the Company or any of its subsidiaries of any business or assets;

(b)               any recommendation that the Company’s stockholders tender into a tender or exchange offer, except for the Tender Offer;

(c)                the authorization or issuance of any equity securities or any securities convertible into or exercisable for equity securities of the Company or any subsidiary of the Company (other than shares of Common Stock into which the Acquired OP Units or Additional OP Units may be exchangeable, exercisable or convertible, as the case may be; other than shares of Common Stock into which the Warrant may be exercisable; other than options or warrants outstanding on the date of this Agreement or pursuant to employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board after the date of this Agreement, including by at least one of the Investor Designated Directors on such Board or committee);

(d)                any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition by merger or otherwise by the Company or any of its subsidiaries (in one transaction or a series of related transactions) of any securities or assets of the Company or any subsidiary thereof which constitutes a Substantial Portion of the Company;

(e)                 any amendment to the Charter or Bylaws, or the adoption of or amendment to the articles of incorporation or by-laws of any subsidiary of the Company (other than amendments that may be necessary or advisable for the authorization of shares of Common Stock into which the Acquired OP Units or Additional OP Units may be exchangeable, exercisable or convertible, as the case may be and other than amendments that may be necessary or advisable for the authorization of  shares of Common Stock into which the Warrant may be exercisable);

(f)                any change in the authorized number of directors of the Board of the Company or the establishment or abolition of any Board Committee;

(g)               any incurrence or repayment (prior to scheduled maturity) of indebtedness (including capitalized leases) in an aggregate amount greater than $25 million;

(h)               any action to repurchase, retire, redeem or otherwise acquire any equity securities of the Company or any subsidiary of the Company, pursuant to self-tender offers, stock repurchase programs, open market transactions, privately-negotiated purchases or otherwise;

(i)                 the entry by the Company or any of its subsidiaries into any Discriminatory Transaction;

(j)                 any action to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

(k)               any appointment or termination of any person as the Chief Executive Officer, President or Chief Financial Officer of the Company;

(l)                 any related party transactions, including, without limitation, the redemption or exchange of partnership interests in the Operating Partnership held by the Investor Group, any “key man” or similar provision in any agreement with any third party or any amendment, modification or replacement of any such agreement;

(m)             any waiver or increase of the Ownership Limit (as defined in the Charter);

(n)               any amendment or waiver of this Agreement;

(o)               any action that authorizes the termination of Sections 4.01, 4.02 and 4.04 of this Agreement (other than a Liquidity Event) in accordance with Section 4.06 of this Agreement;

(p)               any amendment or waiver of the Tax Protection Agreement or any actions that would trigger indemnification payments under the Tax Protection Agreement;

(q)               any amendment or waiver of the Warrant Agreement; and

(r)                 any decision to cease operating in a manner intended to qualify the Company as a “real estate investment trust” or “REIT” under the Internal Revenue Code.

The Company shall not, and shall not permit any of its subsidiaries to, take any of the actions specified above without the Investor Group approvals required above. Notwithstanding the foregoing, no approval of the Investor Group shall be required for the Board to approve or authorize (a) the payment of any dividend or the making of any other distributions by any subsidiary of the Company to the Company or another subsidiary of the Company, (b) the payment by any subsidiary of the Company of any indebtedness owed to the Company, (c) the making of any loans by, or advances from, any subsidiary of the Company to the Company, or (d) the transfer by any subsidiary of the Company of any of its property or assets to the Company.

ARTICLE 3

VOTING OF SHARES

SECTION 3.01                      Agreement with Respect to Voting of Common Stock.

(a)                       In any election of directors at a meeting of the stockholders of the Company, the Investor Group shall cause all shares of Common Stock held by them to be represented at such meeting either in person or by proxy and shall vote their shares of voting stock for all nominees nominated by the Incumbent Directors.

(b)                     With respect to all matters submitted to a vote of holders of Common Stock (except as provided in Sections 3.01(a)), the Investor Group may vote, or abstain from voting, or fail to vote, some or all shares of Common Stock held by them, in their sole and absolute discretion.

ARTICLE 4

STANDSTILL, ACQUISITIONS

OF SECURITIES AND OTHER MATTERS

SECTION 4.01                      Acquisitions of Common Stock. Without the prior approval of one of the Incumbent Directors then in office the Investor Group shall not purchase or otherwise acquire, directly or indirectly, beneficial ownership of any shares of Common Stock such that the aggregate beneficial ownership of the Investor Group, after giving effect to any such acquisition, is in excess of 70% (calculated after giving effect to the (i) full exchange of all OP Units then beneficially owned by the Investor Group for Common Stock and (ii) issuance of the Warrant Shares upon the exercise of the Warrants in accordance with their terms) of the Common Stock of the Company, except (i) by way of stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by the Company to holders of the Common Stock, (ii) pursuant to the conversion or exchange of the Acquired OP Units or Additional OP Units for Common Stock, (iii) by acquisition of any New Securities pursuant to Section 4.03, (iv) pursuant to Section 4.04, or (v) in connection with the acquisition of the Tender Offer Securities.

SECTION 4.02                      Standstill.  Except for its exercise of rights pursuant to the provisions of this Agreement, the Investor Group agrees that it will not nor will it cause or permit any of its affiliates or any of its Representatives, without the prior approval of one of the Incumbent Directors then in office, directly or indirectly:

(a)                 acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor;

(b)               enter into, agree to enter into, commence or submit any merger, consolidation, tender offer, exchange offer, business combination, share exchange, recapitalization, restructuring or other extraordinary transaction involving the Company, any subsidiary or division of the Company, or any of their respective securities or assets or take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any such transaction; provided, however, that the prohibition in this Section 4.02(b) does not include the Tender Offer;

(c)                make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company or any subsidiary thereof; provided, however, that the prohibition in this Section 4.02(c) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;

(d)                tender into a tender or exchange offer commenced by a third party other than a tender or exchange offer that the Board has affirmatively publicly recommended to the Company’s stockholders that such stockholders tender into such offer and has not publicly withdrawn or changed such recommendation (and in the case of such a withdrawal or change of recommendation, it shall not be a breach of this clause (d) if the tendered or exchanged securities are withdrawn prior to the expiration of such tender or exchange offer); provided, however, that the prohibition in this Section 4.02(d) does not include the Tender Offer;

(e)                enter into any discussions, negotiations, arrangements or understandings with any third party (other than any person that would be a Permitted Transferee) with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a “group” with respect to any securities of the Company, other than a group including solely the Investor Group;

(f)                call, request the calling of, or otherwise seek or submit a written request for the calling of a special meeting of, or initiate any stockholder proposal for the election of any director (other than the designation to the Company of an Investor Designated Director in accordance with Section 2.01) by the stockholders of the Company;

(g)               publicly disclose any intention, plan or arrangement inconsistent with the foregoing;

(h)               advise, knowingly assist or knowingly encourage, or enter into any arrangements with, any other Persons in connection with any of the foregoing; or

(i)                  request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence);

provided, however, that none of the foregoing (i) shall prevent, restrict, Encumber or in any way limit the exercise of the fiduciary rights and obligations of any Investor Designated Director as a director or prevent, restrict, Encumber or in any way limit the ability of any Investor Designated Director to vote on matters, influence officers, employees, agents, management or the other directors of the Company, take any action or make any statement at any meeting of the Board or any committee thereof, or otherwise to act in their capacity as directors; (ii) shall prevent any member of the Investor Group from Selling any Covered Securities held by it or voting its Common Stock, in each case in accordance with this Agreement; (iii) shall apply to or restrict any discussions or other communications between or among directors, members, officers, employees or agents of any member of the Investor Group or any affiliate thereof; (iv) shall prohibit any member of the Investor Group from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers of Covered Securities otherwise permitted by Section 5.01 or (v) restrict any disclosure or statements required to be made by any Investor Designated Director or the Investor Group under applicable Law or Trading Market Regulation.

SECTION 4.03                      Rights to Purchase New Securities.

(a)                In the event that the Company proposes to issue New Securities, each member of the Investor Group shall have the right to purchase, in lieu of the person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (i) the total number or amount of New Securities which the Company proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock which such member owns at such time on a Fully Diluted Basis, and the denominator of which shall be the total number of shares of Common Stock then outstanding on a Fully Diluted Basis.

(b)               In the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to each of the members of the Investor Group, describing the material terms of the New Securities, including the price thereof, and the material terms upon which the Company proposes to issue such New Securities.  The members of the Investor Group shall have 20 days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of such member’s pro rata share of such New Securities (as determined pursuant to paragraph (a) above) for the same consideration, if such proposed consideration shall consist solely of cash, or, if such consideration consists of property or assets other than cash, for cash, Cash Equivalents or Marketable Securities having an equivalent value (as reasonably determined by a majority of the Independent Directors) to the consideration payable by the person to whom the Company proposes to issue such New Securities at the time of payment, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by such member of the Investor Group and the allocation of such New Securities among the members.  The rights given by the Company under this Section 4.03(b) shall terminate if unexercised within 20 days after receipt of the Notice of Issuance referred to in this paragraph (b).

(c)                The Company and each member of the Investor Group, if it elects to purchase the New Securities to be sold by the Company, shall select a date not later than 20 days (or longer if required by Law) after the expiration of the 20-day notice period referenced in Section 4.03(b) for the closing of the purchase and sale of the New Securities.  In the event any purchase by the members of the Investor Group is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Securities subject to purchase by such member free and clear from the restrictions under this Section 4.03.  Any New Securities not elected to be purchased by such members may be sold by the Company to the person to which the Company intended to sell such New Securities on terms and conditions no less favorable to the Company than those offered to such members.

SECTION 4.04                      Takeover Proposals by the Investor Group.

No member of the Investor Group shall, without the prior approval of one of the Incumbent Directors then in office submit a proposal to acquire a majority of the Common Stock owned by persons other than the Investor Group (a “Change of Control Proposal”) to any person unless either of the following conditions are satisfied:

(a)                The Change of Control Proposal shall contemplate either (i) a tender offer for all outstanding shares of Common Stock not owned by the Investor Group and must be conditioned upon a majority of such Common Stock not owned by the Investor Group being tendered, or (ii) a merger, combination, asset sale or other similar transaction which conditioned upon the holders of a majority of the Common Stock not owned by the Investor Group present, in person or by proxy, at a meeting of stockholders, voting in favor of such transaction.  In the case of either (i) or (ii), the same consideration must be offered to all of the Company’s stockholders (other than the Investor Group); or

(b)               The Change of Control Proposal shall contemplate that a special committee of the Board shall be created consisting only of the Incumbent Directors (the “Special Committee”), the Special Committee shall retain a nationally recognized investment banking firm to advise the Special Committee with respect to the fairness of the Change of Control Proposal to the stockholders of the Company (other than the Investor Group), and the Change of Control Proposal shall be approved by the Special Committee, which shall not give its approval unless it has received an opinion from such investment banking firm that the Change of Control Proposal is fair, from a financial point of view, to the stockholders of the Company other than any member of the Investor Group.

SECTION 4.05                      Affiliate Transactions.

No member of the Investor Group shall engage in any transaction with the Company without the prior approval of one of the Incumbent Directors then in office; provided, however, that the foregoing provision shall not apply to any transactions contemplated by this Agreement or any of the Related Agreements or to any transactions involving the purchase or sale of goods or services in the ordinary course of business which are consistent with guidelines adopted by the Board from time to time and approved by one of the Incumbent Directors then in office.

SECTION 4.06                      Termination of Standstill Provisions.

The provisions of Sections 4.01, 4.02 and 4.04 of this Agreement shall terminate without any further action by any party upon the earlier of:

(a)                The consummation of a Liquidity Event;

(b)               such date as the Board  determines to solicit, or publicly announces, whether by press release, filing with the Commission or otherwise, its intention to solicit, an Acquisition Proposal (as defined in the Equity Purchase Agreement);

(c)                such date as the Board publicly approves, accepts, authorizes or recommends to the Company’s stockholders their approval of, or their conveyance of any Common Stock or other securities pursuant to, any Acquisition Proposal;

(d)               such date that the Company or any affiliate thereof has entered into a definitive agreement, or any other agreement with any party, with respect to an Acquisition Proposal for the Company;

(e)                such date that any person or group, other than the Investor Group or any of its affiliates, shall have acquired beneficial ownership of at least 50% of the Company’s outstanding Common Stock;

(f)                such date as the Company, the Board or any committee of the Board takes any action, or fails to take appropriate action, which action, or failure to take action, results in a breach of any provision of Section 2.04; provided that the taking of such action or the failure to take such action is not the result of any action by the Investor Designated Directors or the Investor Group; or

(g)               such date as the Company breaches this Agreement in that the number of Investor Designated Directors on the Board or any committee thereof, is less than the number of directors to which the Investor Group is entitled at such time pursuant to Article 2, subject to notice from the members of the Investor Group and the expiration of a 30-day period in which to cure such action or failure to act (if such action or failure to act is reasonably capable of being cured); provided that such breach is not the result of any action taken by or on behalf of the Investor Designated Directors or the Investor Group.

ARTICLE 5

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

SECTION 5.01                      General.

(a)                Each member of the Investor Group understands and agrees that the shares of Common Stock acquired pursuant to the Equity Purchase Agreement have not been registered and are restricted securities under the Securities Act.  Until six months following a Liquidity Event (except with respect to clause (iv) below, which may occur at any time), no member of the Investor Group shall make or solicit any Sale of, or create, incur or assume any Encumbrance with respect to, the OP Units, the Warrants or any shares of Common Stock now owned or hereafter acquired by it (collectively, the “Covered Securities”); provided, however, that members of the Investor Group may:

(i) make or solicit a Sale to Permitted Transferees in accordance with Section 5.01(b) hereof;

(ii)               transfers (i) pursuant to any business combination, tender or exchange offer to acquire Common Stock or other extraordinary transaction that the Board (including at least one of the Incumbent Directors) has recommended, or (ii) pursuant to a tender or exchange offer that the Board has not recommended but only after such time as a majority of the shares of Common Stock outstanding (other than those owned by the Investor Group) have been tendered into such offer and after all material conditions with respect to such offer (including any financing condition, any minimum condition with respect to number of shares tendered and any condition with respect to removal of any anti-takeover protections) have been satisfied or irrevocably waived by the offeror, in each case, not in violation of this Agreement; provided, however, that no Investor Group securities shall be tendered into any tender offer or exchange offer not recommended by the Board prior to the time all such material conditions (other than any such condition that can be satisfied only at the closing of such offer) have been satisfied or irrevocably waived by the offeror;

(iii) transfers to the Company or a subsidiary of the Company, which is approved by at least one of the Incumbent Directors; or

(iv)             swaps, exchanges, hedges or other similar agreements or arrangements (other than short sales or the equivalent thereof), designed to protect against fluctuations in the value of the equity securities of the Company and not entered into with the purpose of circumventing the provisions of this Section 5.01.

(b)               No Sale of Covered Securities to a Permitted Transferee shall be effective until such time as such Permitted Transferee has executed and delivered to the Company, as a condition precedent to such Sale, an instrument or instruments, reasonably acceptable to the Company, confirming that such Permitted Transferee agrees to be bound by all obligations of the Investor Group hereunder.  The Investor Group shall not transfer control of a Permitted Transferee to any person that is not also a Permitted Transferee if a direct sale of Covered Securities to such person would violate the provisions of Section 5.01 of this Agreement.

SECTION 5.02                      Improper Sale or Encumbrance. Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Covered Securities shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to the Company, and the Company shall not give any effect in the Company’s stock records to such attempted Sale or Encumbrance.

SECTION 5.03                      Restrictive Legends         (a) Each certificate representing the Covered Securities shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement, by the Charter or by applicable state securities Laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AUGUST 24, 2021, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

(b)               Each certificate representing any shares of Common Stock or other securities of the Company acquired by any member of the Investor Group other than the Covered Securities shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement, by the Charter or by applicable state securities Laws):

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED AUGUST 24, 2021, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.

(c)                Each member of the Investor Group consents to the Company making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

(d)               The Company shall, at the request of a holder of Purchased Securities, remove from each certificate representing Purchased Securities transferred in compliance with the terms of Section 5.01 and with respect to which no rights or obligations under this Agreement shall transfer, the legend described in Sections 5.03(a)(ii) and (b), and shall remove from each certificate representing such Purchased Securities the legend described in Section 5.03(a)(i) if, at the request of the Company, such requesting holder provides, at its expense, an opinion of counsel satisfactory to the Company that the securities represented thereby may be transferred without the imposition of such legend.

ARTICLE 6

ADDITIONAL ACTIVITIES OF INVESTOR GROUP

SECTION 6.01                      Additional Activities of Investor Group.

(a)                Nothing in this Agreement or any other agreement among the Company and the Investor Group shall prevent a director or officer of the Company who is also an officer, director, member or employee of a member of the Investor Group (collectively, the “Identified Persons” and each, an “Identified Person”) from rendering services with respect to that certain property located at 25200 E. 68th Ave., Aurora, CO 80019 (the “Denver Property”).  To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy with respect to the Denver Property.  The Company acknowledges and/or agrees that, no Identified Person shall be liable to the Company or its stockholders for breach of any duty by reason of the fact that Identified Person engages in any activities or services with respect to the Denver Property and the performance of any services or activities by an Identified Person with respect to the Denver Property shall not constitute an act or omission committed in bad faith or as the result of active or deliberate dishonesty, and any benefit received, directly or indirectly, by an Identified Person as the result of the services and activities performed with respect to the Denver Property shall not constitute receipt of an improper benefit, or an improper personal benefit, in money, property, services or otherwise.

(b)               As used in this Section 6.01, the term “Company” includes all of its subsidiaries, and the term “Investor Group” includes all of its affiliates (other than the Company).

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

SECTION 7.01                      Representations of the Company. The Company hereby represents and warrants to the Investor Group that:

(a)                The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s power and authority and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)               The execution, delivery and performance by the Company of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c)                The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Charter or the Bylaws, and (ii) assuming compliance with the matters referred to in Section 7.01(b), contravene or conflict with or constitute a violation of, provision of any Law applicable to the Company.

SECTION 7.02                      Representations of the Members of the Investor Group.  Each member of the Investor Group hereby represents, jointly and severally, that:

(a)                The execution, delivery and performance by such member of the Investor Group of this Agreement and the consummation by such member of the Investor Group of the transactions contemplated hereby are within each such member’s power and authority and have been duly authorized by all requisite action on the part of such member. This Agreement constitutes a valid and binding agreement of each member of the Investor Group, enforceable against such member of the Investor Group in accordance with its terms.

(b)               The execution, delivery and performance by such member of the Investor Group of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than (i) compliance with any applicable requirements of the federal securities Laws; and (ii) compliance with any applicable foreign or state securities or blue sky Laws.

(c)                The execution, delivery and performance by such member of the Investor Group of this Agreement and the consummation by such member of the Investor Group of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of such member, and (ii) assuming compliance with the matters referred to in Section 7.02(b), contravene or conflict with or constitute a violation of, provision of any Law.

ARTICLE 8

RESTRICTIVE COVENANTS

SECTION 8.01                      Confidentiality.

(a)                Unless otherwise agreed to in writing by the Company, each member of the Investor Group, on behalf of itself and its Representatives, agrees (i) except as required by Law, to keep confidential and not to disclose or reveal any Confidential Information (as defined below) to any person (other than such member’s Representatives), (ii) not to use Confidential Information for any purpose other than in connection with its ownership of Company securities and not in any way detrimental to the Company or its stockholders and (iii) except as required by Law, not to disclose to any person (other than such member’s Representatives) any Confidential Information.  In the event that any member of the Investor Group or its Representatives are requested pursuant to, or required by, Law to disclose any Confidential Information, such member of the Investor Group agrees that it will provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy (and if the Company seeks such an order, such person will provide such cooperation as the Company shall reasonably request) or to consult with such member with respect to the Company taking steps to resist or narrow the scope of such request or legal process.

(b)               “Confidential Information” means all information about the Company furnished by the Company, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner or form in which it is furnished, including, without limitation, all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by any member of the Investor Group or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to any member of the Investor Group or its Representatives.  Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by any member of the Investor Group or its Representatives in violation of this Agreement, the Confidentiality Agreement or other obligation of confidentiality, (ii) was available to any member of the Investor Group on a non-confidential basis prior to its disclosure by the Company to such member, or (iii) becomes available to any member of the Investor Group on a non-confidential basis from a person (other than the Company) who is not prohibited from disclosing such information to any member of the Investor Group by a legal, contractual or fiduciary obligation to the Company.

(c)                As used in this Article VIII, the term “Company” includes the Company and all of its subsidiaries and affiliates (other than the Investor Group), and the term “Investor Group” includes the members of the Investor Group and all of their respective affiliates (other than the Company).

SECTION 8.02                      Furnishing of Information    The Company shall furnish or make available to each member of the Investor Group and its Representatives any documents filed by the Company pursuant to each of Sections 13, 14 and 15(d) of the Exchange Act and all annual, quarterly or other reports furnished to the Company’s public security holders and all such other information concerning the Company and its subsidiaries as such member of the Investor Group may reasonably request.  The Company shall provide each member of the Investor Group and its Representatives with reasonable access to the books and records of the Company and its subsidiaries during normal business hours upon reasonable notice, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operations and financial performance.

SECTION 8.03                      Non-Competition and Non-Solicitation.

(a)                Each member of the Investor Group (collectively, solely for the purpose of this Section 8.03, the “Restricted Parties”) covenants that, commencing on the Closing and ending on the consummation of a Liquidity Event (the “Non-Competition Period”), he, she, or it shall not, and shall not cause his, her, or its respective Affiliates to, engage directly or indirectly in, in any capacity, or have any direct or indirect ownership interest in, or permit such Restricted Party's or any such Affiliate's name to be used in connection with, any business in any central business district in North America which is primarily engaged in the business of acquiring, investing in, owning, operating, or leasing parking lots or parking garages (the “Restricted Business”); provided, however, that nothing in this Agreement shall prevent or restrict the Restricted Parties, or any of their respective Affiliates from any of the following:

(i)                 owning equity interests, indebtedness or other securities representing not more than five percent (5%) of the equity capital of a company that is engaged in the Restricted Business, so long as the Restricted Party is not otherwise associated with the management of such company, including by serving on the board of directors or holding any other similar governing position;

(ii) engaging in any activities pursuant to or consistent with the Employment Agreement for Manuel Chavez, III;

(iii) continuing to own assets, equity interests, indebtedness or other securities in companies engaged in the Restricted Business owned prior to the date of this Agreement;

(iv)             owning assets, equity interests, indebtedness or other securities in companies engaged in the Restricted Business where such ownership is connected with other operations such as an airport, port, or other non-parking business; or

(v)               owning, operating or leasing parking lots, parking garages or other parking facilities, directly or indirectly, as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments in mortgage loans, mortgage servicing rights, mortgage-backed securities or other mortgage-related assets.

 It is recognized that the Restricted Business is expected to be conducted in North America and that other geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenants set forth in Section 8.03(b)) are therefore not appropriate.

(b)                  Each Restricted Party covenants that, during the Non-Competition Period, such Restricted Party shall not, and it shall cause its affiliates not to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or any of its Subsidiaries for purposes of diverting their business or services from the Company or any of its Subsidiaries.

(c)                 Each Restricted Party covenants that, during the Non-Competition Period, such Restricted Party shall not, and it shall cause its affiliates not to, solicit the employment or engagement of services of any person who is, or was during the three-month period immediately prior to such solicitation, employed as an employee, contractor or consultant by the Company or any of its Subsidiaries during such period on a full- or part-time basis. The foregoing shall not prohibit any general solicitation of employees, contractors or consultants or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees, contractors or consultants.

(d)                Each Restricted Party acknowledges that the restrictions contained in this Section 8.03 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement.  Each Restricted Party acknowledges that any violation of this Section 8.03 may result in irreparable injury to the Company and agrees that the Company shall be entitled to seek preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 8.03, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

(e)                 In the event that any covenant contained in this Section 8.03 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 8.03 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01                      Termination.  This Agreement shall terminate upon the earliest to occur of:

(a)                written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; or

(b)               the consummation of a Liquidity Event; provided that Section 5.01 shall survive in accordance with its terms for six months following the consummation of a Liquidity Event;

provided that no termination of this Agreement pursuant to this Section 9.01 shall affect the right of any party to recover damages for any breach of the representations, warranties or covenants herein that occurred prior to such termination; and, provided, further, that the provisions of Section 5.01(b) shall continue in effect for a period of six months following such termination.

SECTION 9.02                      Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 9.02):

(a)	if to the Company:

The Parking REIT, Inc.
9130 W. Post Rd., Suite 200
Las Vegas, Nevada 89148
Attn: J. Kevin Bland
Email: jkbland@theparkingreit.com

with a copy to:

Venable LLP
750 E. Pratt St., Suite 900
Baltimore, Maryland 21202
Attn: Sharon Kroupa
Email: skroupa@venable.com

(b)	if to any member of the Investor Group:

Color Up, LLC
c/o Bombe Asset Management, Ltd.
250 E. 5th Street, Suite 2110
Cincinnati, Ohio 45202
Attn: Manuel Chavez III
Email: manuel@bombeltd.com

with a copy to:

Keating Muething & Klekamp PLL
One East Fourth Street, Suite 1400
Cincinnati, Ohio 45202
Telecopy No.: (513) 579-6457
Attention: F. Mark Reuter
Allison A. Westfall
Email: mreuter@kmklaw.com
awestfall@kmklaw.com

SECTION 9.03                      No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.04                      Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

SECTION 9.05                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Maryland. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

SECTION 9.06                      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.06.

SECTION 9.07                      Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

SECTION 9.08                      Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.09                      Entire Agreement.  This Agreement and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, (including, without limitation the Confidentiality Agreement and that certain Exclusivity Agreement dated as of September 14, 2020, as amended), among the parties, or any of them, with respect to the subject matter hereof and thereof.

SECTION 9.10                      Assignment.  This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void.

SECTION 9.11                      Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each member of the Investor Group or (b) by a waiver in accordance with Section 9.12.

SECTION 9.12                      Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.13                      Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.14                      No Partnership.  No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

SECTION 9.15                      Public Announcements.  Except as required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 9.16                      Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

SECTION 9.17                      Interpretation; Headings.  Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.  The descriptive headings and subheadings in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereto.

SECTION 9.18                      Construction.  Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement.  Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

SECTION 9.19                     Director Duties.  Notwithstanding anything to the contrary in this Agreement, no provision hereof shall prevent, restrict, Encumber or in any way limit the exercise of the rights and obligations of any Investor Designated Director or any Incumbent Director as a director, or his or her ability to vote on matters, influence management or the other directors or otherwise to discharge their duties as directors.  The Company shall not approve or recommend to its stockholders any transaction or resolution, or approve, recommend or take any other action (other than those expressly contemplated by this Agreement) that would restrict the right of any Investor Designated Director or any Incumbent Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Designated Director or an Incumbent Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof.

SECTION 9.20                    Investors Rights.  For purposes of this Agreement, all actions which the Investors or members of the Investor Group are permitted to take shall be effected by the Investors or such members, as the case may be, holding a majority of the Purchased Securities then held by all the Investors or such members, as the case may be.  In addition, the rights of the Investors under this Agreement shall be allocated among them in such manner as they shall agree from time to time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY: THE PARKING REIT, INC., a Maryland corporation By: Name: J. Kevin Bland Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

INVESTORS: COLOR UP, LLC, a Delaware limited liability company By: Manuel Chavez, Chief Executive Officer

  [Signature Page to Stockholders Agreement]